Evolus Reports First Quarter 2020 Results and Provides Business Update

Newport Beach, Calif., May 11, 2020 - Evolus, Inc. (Nasdaq: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today reported financial results for the first quarter ended March 31, 2020 and provided a business update, including the impact of the COVID-19 pandemic.
The Evolus Response to COVID-19
On March 11, 2020, the World Health Organization declared COVID-19 a pandemic. Evolus responded by taking the following actions:

•	In mid-March, we implemented mandatory work from home requirements for the health and safety of our employees.

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In order to support our customers, we elected to drive higher redemptions of our consumer coupons by allowing practices to redeem the coupons to book future Jeuveau® treatments. We also extended the expiration date of our unredeemed $100 coupons from the end of the first quarter to the end of the second quarter of 2020. These changes were designed to give our accounts flexibility to use these coupons for consumers at a later date when practices re-open.

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Enacted plans to conserve cash and significantly reduce the operating expense base. This included a reduction of our employee base by greater than 40% and a temporary reduction in executive salaries and Board of Director fees.

•	Donated personal protective equipment to UCLA Health to help address COVID-19 related needs.
“I am tremendously proud of the way our employees quickly responded to the challenges associated with the COVID-19 pandemic. We took decisive measures to help support our customers and strengthen our business with an increased reliance on our proprietary digital platform. Our efficient business model and innovative customer and consumer programs designed for the millennial segment are expected to drive continued share penetration,” said David Moatazedi, President and Chief Executive Officer.
Mr. Moatazedi continued, “Prior to the COVID-19 impact, Jeuveau® was on track to deliver another strong quarter. Prior to practices closing in mid-March, our unit sales were ahead compared to the same period in the prior quarter1. These sales trends reflect the successful launch trajectory of Jeuveau® and are notable given our estimation that sales in our market historically decline by a double-digit percentage in the first quarter of the year2. Beginning in mid-March, we took several measures to help our customers and consumers. As a result of our proactive investment in additional coupon support in the first quarter of 2020, we recorded a gross-to-net sales adjustment of $10.2 million resulting in $10.5 million of net revenues.”
First Quarter 2020 Financial Results

•	$10.5 million in net revenues for the first quarter of 2020. First quarter net revenues were primarily reduced by a $10.2 million provision for coupons provided to customers and consumers.

•	Gross margin in the first quarter of 2020 was approximately 60% and was lower than prior reported periods primarily due to the higher level of coupon activity in the first quarter.

•	GAAP operating expenses and GAAP loss from operations for the first quarter of 2020 were $23.7 million and $17.4 million, respectively.

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Non-GAAP operating expenses and non-GAAP loss from operations for the first quarter of 2020 were $29.2 million and $22.9 million, respectively. Non-GAAP operating expenses and non-GAAP loss from operations for the first quarter of 2020 exclude a benefit resulting from the revaluation of the contingent royalty obligation of $9.9 million, stock-based compensation of $2.6 million, and depreciation and amortization of $1.7 million.

•	Net loss for the first quarter of 2020 was $19.7 million.

•	Cash, cash equivalents and short-term investments were $99.6 million as of March 31, 2020.

•	As of March 31, 2020, the company had 33.7 million shares of common stock outstanding.
Key 2020 Business Highlights

•	Strong underlying market demand for Jeuveau® in the first quarter of 2020 as shown by a greater than 15% increase in purchasing accounts to over 4,100 accounts[3] and healthy re-order rates of 62%[3].

•	Launching two key initiatives in May to digitally support customers as their practices re-open:

•	Evolus Rewards, a consumer loyalty program providing patients with improved affordability and instant savings.

▪	Evolus 350˚, a 2020 post COVID-19 promotional program offering customers a $350 per vial price when the purchase is made via the Evolus Practice app.

•	In January, Dermatologic Surgery published positive results from a Phase III, Split-Face, Head-to-Head Study comparing OnabotulinumtoxinA and PrabotulinumtoxinA in the treatment of crow’s feet lines.
2020 Financial Outlook

•	Evolus expects nominal net revenues in the second quarter of 2020 followed by sequential quarterly improvement in U.S. net revenues for the balance of 2020.

•	We do not expect European net revenues in 2020.

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Evolus significantly reduced its cost structure during April 2020. Based on current market conditions, Evolus anticipates its non-GAAP operating expenses for the second quarter of 2020 will be less than $25 million including severance expense of approximately $2.9 million. We anticipate our non-GAAP operating expenses for the second half of 2020 will be less than $42 million. See “Use of Non-GAAP Financial Measures” below for additional information about this forward-looking non-GAAP financial measure.

•	Evolus expects its cash, cash equivalents and short-term investments will be sufficient to fund its operations for at least the next twelve months.
Conference Call Information
Management will host a conference call and webcast to discuss Evolus’ financial results today at 4:30 p.m. ET. The dial-in numbers are +1 (866) 916-2317 for domestic callers and +1 (703) 925-2662 for international callers, and the conference ID is 1819528.
A replay of the call will be available following its completion through May 18, 2020. To access the replay, dial +1 (855) 859-2056 for domestic callers and +1 (404) 537-3406 for international callers and use the replay conference ID 1819528.
A live audio webcast of the call will be available on the Investor Relations page of the Evolus, Inc. website, investors.evolus.com. A replay of the webcast will be archived on Evolus' website for 30 days following the completion of the call.

About Evolus, Inc.
Evolus is a performance beauty company with a customer-centric approach focused on delivering breakthrough products. In 2019, the U.S. Food and Drug Administration approved Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau® is powered by Evolus' unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at: www.evolus.com.
Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements include, but are not limited to, statements made by Mr. Moatazedi related to the effectiveness of our customer and consumer programs, the efficiency of the company’s business model and expectations for share gain and our financial outlook as well as the company’s expectation that it has cash, cash equivalents and short term investments that will be sufficient to fund its operations for at least the next twelve months.
Forward-looking statements are based on current estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.
Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Other factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with the continued impact of COVID-19 on our business and the economy generally; the success of the launch of Jeuveau®, customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, our ongoing legal proceedings and our ability to maintain regulatory approval of Jeuveau® and other risks described in Item 8.01 Other Events in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2020 and in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on February 25, 2020, all of which are available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If the company does update or revise one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.
Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include non-GAAP operating expenses and non-GAAP loss from operations, which are calculated as GAAP operating expenses and GAAP loss from operations, excluding: (i) the revaluation of contingent royalty obligations, (ii) stock-based compensation expense, and (iii) depreciation and amortization. Management believes that non-GAAP operating expenses and non-GAAP loss from operations are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses and non-GAAP loss from operations will enable investors to assess the company in the same way that management assesses the company’s current and future operations. The company’s definitions of non-GAAP operating expenses and non-GAAP loss from operations have limitations as an analytical tool and may differ from other companies reporting similarly named measures.  Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
For a reconciliation of our historical non-GAAP operating expenses and non-GAAP loss from operations presented herein to GAAP operating expenses and GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of GAAP Operating Expenses and GAAP Loss from Operations to Non-GAAP Operating Expenses and Non-GAAP Loss from Operations” in the financial schedules below. In addition, this press release includes information regarding the company’s expected non-GAAP operating expenses for the second, third and fourth quarters of 2020. Evolus has not provided a reconciliation of such forward-looking non-GAAP operating expenses to GAAP operating expenses, the most directly comparable GAAP financial measure, because, without unreasonable efforts, it is unable to predict with reasonable certainty the amount or timing of the non-GAAP adjustments that are used to calculate non-GAAP operating expenses, including any revaluation of contingent royalty obligation, stock-based compensation expense and depreciation and amortization. These adjustments are uncertain, depend on various factors that are beyond our control and could have a material impact on the company’s forward-looking GAAP operating expenses.
Jeuveau® is a registered trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd

1 Based on unit sales to customers comparison of October 1, 2019 to December 13, 2019 versus January 1, 2020 to March 15, 2020
2 Represents internal management estimates of U.S. aesthetic neurotoxin unit sales based on securities filings of competitive companies and third-party market research.
3 Represents cumulative statistics from the launch of Jeuveau® in May 2019.

Evolus, Inc. Contacts:
Investor Contact:
Ashwin Agarwal, Evolus, Inc.
Vice President, Finance, Investor Relations & Treasury
Tel: +1-949-284-4559
Email: IR@Evolus.com

Media Contact:
Crystal Muilenburg, Evolus, Inc.
Vice President, Corporate Communications & Public Relations
Tel: +1-949-284-4506
Email: media@evolus.com

Evolus, Inc.
Statements of Operations and Comprehensive Loss
(Unaudited, in thousands, except loss per share data)

	Three Months Ended March 31,
	2020	2019
Net revenues	$10,496	$—
Cost of sales (excludes amortization of intangible assets)	4,219	—
Gross profit	6,277	—
Operating expenses:
Selling, general and administrative	31,300	17,519
Research and development	507	2,353
Revaluation of contingent royalty obligation payable to Evolus Founders	(9,884)	4,913
Depreciation and amortization	1,749	484
Total operating expenses	23,672	25,269
Loss from operations	(17,395)	(25,269)
Other income (expense):
Interest income	374	389
Interest expense	(2,458)	(618)
Loss before income taxes:	(19,479)	(25,498)
Income tax expense (benefit)	256	(14,523)
Net loss	$(19,735)	$(10,975)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities, net of tax	219	(9)
Comprehensive loss	$(19,516)	$(10,984)
Net loss per share, basic and diluted	$(0.59)	$(0.40)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	33,720	27,330
Evolus, Inc.
Summary of Balance Sheet Data
(Unaudited, in thousands)

	March 31, 2020	December 31, 2019
Balance Sheet Data:
Cash and cash equivalents	$34,652	$109,892
Short-term investments	64,987	19,911
Total cash, cash equivalents and short-term investments	$99,639	$129,803

Working capital	$103,529	$127,758
Total assets	$214,151	$240,442
Total current liabilities	$22,613	$24,439
Total liabilities	$151,545	$160,985
Accumulated deficit	$(232,794)	$(213,059)
Total stockholders’ equity	$62,606	$79,457

Evolus, Inc.
Reconciliation of GAAP Operating Expenses and GAAP Loss from Operations to
Non-GAAP Operating Expenses and Non-GAAP Loss from Operations
(in thousands)

	Three Months Ended March 31,
	2020	2019
GAAP operating expenses	$23,672	$25,269
GAAP loss from operations	$17,395	$25,269
Adjustments:
Revaluation of contingent royalty obligation	(9,884)	4,913
Stock-based compensation:
Included in selling, general and administrative	2,540	1,744
Included in research and development	88	254
Depreciation and amortization	1,749	484
Non-GAAP operating expenses	$29,179	$17,874
Non-GAAP loss from operations	$22,902	$17,874